EXHIBIT 2
AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of May 17, 2010, by and among Willbros Group, Inc., a Delaware corporation (“Parent”), Co Merger Sub I, Inc., a newly formed Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Ho Merger Sub II, LLC, a newly formed Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and InfrastruX Group, Inc., a Washington corporation (the “Company,” and, together with Parent and the Merger Subs, the “Parties”).
RECITALS
     WHEREAS, the Parties entered into a certain Agreement and Plan of Merger dated as of March 11, 2010 (the “Merger Agreement”); and
     WHEREAS, the Parties desire to amend the Merger Agreement in certain respects; and
     WHEREAS, the Merger Agreement may be amended pursuant to Section 7.3 thereof.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Section 1.2 (“Closing”) of the Merger Agreement is hereby amended to replace the date “April 30, 2010” with the date “May 27, 2010” as it appears in said section.
     2. Section 7.1(ii) (“Termination”) of the Merger Agreement is hereby amended to replace (a) the date “May 31, 2010” with the date “June 30, 2010” and (b) the date “June 30, 2010” with the date “July 30, 2010” wherever they appear in said section.
     3. Except as expressly amended by the terms of this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.
     4. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[Signatures on following page.]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

WILLBROS GROUP, INC.
By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and CFO

CO MERGER SUB I, INC.
By:	/s/ Peter M. Brink
Peter M. Brink
Vice President

HO MERGER SUB II, LLC
By:	/s/ Peter M. Brink
Peter M. Brink
Vice President

INFRASTRUX GROUP, INC.
By:	/s/ Michael T. Lennon
Michael T. Lennon
President and CEO

2